Exhibit 99.1

Aggregate Annual Servicing Report
Capital Auto Receivables Asset Trust 2004-1
March 2, 2004 (inception) through December 31, 2004

Original Inputs

Total Pool Balance	$2,280,059,731.09

Class A-1 Notes Balance	$553,000,000.00
Class A-1 Notes Rate	One Month LIBOR+.06%

Class A-2 Notes Balance	$475,000,000.00
Class A-2 Notes Rate	1.400%

Class A-3 Notes Balance	$640,000,000.00
Class A-3 Notes Rate	2.000%

Class A-4 Notes Balance	$303,000,000.00
Class A-4 Notes Rate	2.640%

Class B Certificates Balance	$60,973,326.13
Class B Certificates Rate	2.840%

Reserve Account Deposit	$30,479,599.89

Part I. Collections

Receipts During the Period	$756,861,884.87
Principal on Repurchased Contracts	20,330,261.14
Scheduled and Simple Payments Advanced	10,953,375.59

Total Collections For the Period	$788,145,521.60

Beginning Pool Aggregate Principal Balance	$2,280,059,731.09
Ending Pool Aggregate Principal Balance	$1,502,244,426.92

Scheduled Principal Collections	$689,045,687.16

Beginning Aggregate Discounted Principal Balance	$2,031,973,326.13
Ending Aggregate Discounted Principal Balance	$1,363,918,111.39

Part II. Distributions to Noteholders and Certificateholders

Total Collections	$788,145,521.60
Plus: Reserve Account Draw	10,020,828.22
Plus: Net Amount due from Swap Counterparty	225,803.99
Less: Total Servicing Fee	31,371,412.10
Less: Net Amount due to Swap Counterparty	85,344.06
Less: Monthly Interest Due to Noteholders & Certificateholders	28,040,702.45
Less: Principal Due to Noteholders	668,055,214.74
Less: Principal Due to Certificateholders	—
Less: Reserve Account Deposit	—

Equals Reserve Fund Excess to be released to CARI	$70,839,480.46

Aggregate Annual Servicing Report
Capital Auto Receivables Asset Trust 2004-1
March 2, 2004 (inception) through December 31, 2004

		Per $1000 of
		Original Principal
Class A-1 Notes Distributable Amount
Monthly Interest	$2,744,592.38	4.963097
Monthly Principal	553,000,000.00	1,000.000000

Distributable Amount	$555,744,592.38

Class A-2 Notes Distributable Amount
Monthly Interest	$5,706,794.22	12.014304
Monthly Principal	115,055,214.74	242.221505

Distributable Amount	$120,762,008.96

Class A-3 Notes Distributable Amount
Monthly Interest	$11,128,888.92	17.388889
Monthly Principal	—	—

Distributable Amount	$11,128,888.92

Class A-4 Notes Distributable Amount
Monthly Interest	$6,954,860.00	22.953333
Monthly Principal	—	—

Distributable Amount	$6,954,860.00

Class B Certificates Distributable Amount
Monthly Interest	$1,505,566.93	24.692222
Monthly Principal	—	—

Distributable Amount	$1,505,566.93

Total Servicing Fee	$31,371,412.10	13.759031

Part III. Payment Ahead and Advances

Payment Ahead Servicing Account
Beginning Payment Ahead Balance	$3,106,681.31
Less: Payments Applied	8,882,251.52
Current Period Payments Ahead Received	7,918,777.23

Ending Payment Ahead Balance	$2,143,207.02

Advance Account
Beginning Outstanding Unreimbursed Scheduled Principal and Interest Advances	$2,017,441.33
Beginning Outstanding Unreimbursed Simple Interest Advances	$—
Scheduled Principal and Interest Advances	10,918,105.95
Simple Interest Advances	35,269.64
Reimbursement of Previous Scheduled Principal and Interest Advances	10,430,080.10
Reimbursement of Previous Simple Interest Advances	25,219.34

Ending Outstanding Unreimbursed Scheduled Principal and Interest Advances	$2,505,467.18
Ending Outstanding Unreimbursed Simple Interest Advances	$10,050.30

Aggregate Annual Servicing Report
Capital Auto Receivables Asset Trust 2004-1
March 2, 2004 (inception) through December 31, 2004

Part IV. Balances & Principal Factors

	Beginning of Period	End of Period
Total Pool Balance	$2,280,059,731.09	$1,502,244,426.92
Total Pool Factor	1.0000000	0.6588619
Class A-1 Notes Balance	$553,000,000.00	$—
Class A-1 Notes Principal Factor	1.0000000	—
Class A-2 Notes Balance	$475,000,000.00	$359,944,785.26
Class A-2 Notes Principal Factor	1.0000000	0.7577785
Class A-3 Notes Balance	$640,000,000.00	$640,000,000.00
Class A-3 Notes Principal Factor	1.0000000	1.0000000
Class A-4 Notes Balance	$303,000,000.00	$303,000,000.00
Class A-4 Notes Principal Factor	1.0000000	1.0000000
Class B Certificates Balance	$60,973,326.13	$60,973,326.13
Class B Certificates Principal Factor	1.0000000	1.0000000

Part V. Reserve Account

		Per $1000 of
		Original Principal
Beginning Reserve Account Balance	$30,479,599.89
Draw for Servicing Fee	—	—
Draw for Class A-1 Notes Distributable Amount	—	—
Draw for Class A-2 Notes Distributable Amount	—	—
Draw for Class A-3 Notes Distributable Amount	—	—
Draw for Class A-4 Notes Distributable Amount	—	—
Draw for Class B Certificates Distributable Amount	—	—
Additions to Reserve Account	—	—
Releases from Reserve Account	10,020,828.22	328.771646

Ending Reserve Account Balance	$20,458,771.67

Reserve Account Floor	$15,239,799.95

Part VI. Carryover Shortfall

Per $1000 of
Original Principal
Noteholders’ Interest Carryover Shortfall	$—	—
Noteholders’ Principal Carryover Shortfall	$—	—
Certificateholders’ Interest Carryover Shortfall	$—	—
Certificateholders’ Principal Carryover Shortfall	$—	—

Part VII. Charge Off and Delinquency Rates

Charge Off Rate	Average Receivables	Credit Repurchases	Loss Rate

February	2,248,179,119.94	—	0.000000
March	2,177,279,837.71	42,584.99	0.023471
April	2,101,487,023.32	57,906.08	0.033066
May	2,027,115,655.48	123,540.83	0.073133
June	1,952,731,691.84	192,817.22	0.118491
July	1,879,075,628.87	197,838.72	0.126342
August	1,806,721,649.68	220,690.59	0.146580
September	1,736,279,796.97	267,770.98	0.185065
October	1,665,977,352.24	424,482.50	0.305754
November	1,597,793,089.99	243,362.26	0.182774
December	1,533,599,251.01	303,228.04	0.237268
Average Loss Rate			0.130177

Delinquency Rate	Total Accounts	Accounts over 60	% Delinquent

February	106,925	21	0.019640
March	105,849	74	0.069911
April	104,809	88	0.083962
May	103,632	93	0.089741
June	102,351	102	0.099657
July	100,893	117	0.115964
August	99,438	131	0.131740
September	97,395	161	0.165306
October	93,432	155	0.165896
November	89,347	137	0.153335
December	85,965	152	0.176816
Average Delinquency Rate			0.115634

Aggregate Annual Servicing Report
Capital Auto Receivables Asset Trust 2004-1
March 2, 2004 (inception) through December 31, 2004

Part VIII. Prepayment Rate

Month	Prepayment Rate
%
1	0.35
2	1.03
3	0.87
4	0.99
5	0.97
6	1.03
7	0.95
8	0.95
9	1.08
10	0.97
11	0.98